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                                                          Exhibit 10(iii)(A)(15)

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

     This Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, the Chief Financial Officer and the Controller. The Company expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by the Company's Code of Business Conduct and other policies and procedures adopted by the Company that govern the conduct of its employees. This Code of Ethics is intended to supplement the Company's Code of Business Conduct.

     You agree to:

     (a) Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     (b) Avoid conflicts of interest and to disclose to the Senior Vice President of Internal Controls or the General Counsel any transaction or relationship that reasonably could be expected to give rise to such a conflict;

     (c) Take all reasonable measures to protect the confidentiality of non-public information about the Company and its customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

     (d) Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by the Company;

     (e)  Comply with all applicable governmental laws, rules and regulations;
          and

     (f) Promptly report any possible violation of this Code of Ethics to the Senior Vice President of Internal Controls or the General Counsel.

     You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company misleading.

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     You understand that you will be held accountable for your adherence to this
Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or the Company.

     If you have any questions regarding the best course of action in a particular situation, you should promptly contact the Senior Vice President of Internal Controls or the General Counsel. You may choose to remain anonymous in reporting any possible violations of this Code of Ethics.

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                               ACKNOWLEDGMENT FORM

I acknowledge that I have received and read the Code of Ethics for Senior Financial Officers and understand my obligations as an employee to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute an employment contract.

Signed: __________________________     Date: ___________________________

Printed Name: ____________________

This signed and completed acknowledgment form must be returned to the Senior Vice President of Internal Controls.